UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013

MAM SOFTWARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 011 44 124 431 1794

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 3, 2013, the Annual Meeting of Stockholders (the “Annual Meeting”) of MAM Software Group, Inc. (the “Company”) was held at 875 Third Avenue, 9th Floor, New York, NY.  At the Annual Meeting, the stockholders voted on three matters: (i) the election of directors, (ii) the ratification of the appointment of an independent registered public accounting firm, and (iii) an advisory resolution on executive compensation.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office for each director will be until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The final results of the election of directors were as follows:

Name	For	Withheld	Abstain	Broker Non-Votes
Michael G. Jamieson	7,396,018	171	935	4,643,611
Dwight B. Mamanteo	7,395,949	240	935	4,643,611
Peter H. Kamin	7,395,933	256	935	4,643,611
Frederick Wasserman	7,396,018	171	935	4,643,611
Gerald M. Czarnecki	7,396,018	171	935	4,643,611
W. Austin Lewis IV	7,187,649	208,540	935	4,643,611

In addition, the stockholders ratified the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2014, by a vote of 12,040,564 for; 171 against; and 0 abstentions. There were no broker non-votes.

Lastly, the stockholders approved the advisory resolution on executive compensation by a vote of 7,364,116 for; 22,731 against; and 10,277 abstentions with 4,643,611 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 4, 2013		MAM SOFTWARE GROUP, INC.

	By:	/s/ Charles F. Trapp
Name: Charles F. Trapp Title: Chief Financial Officer